F I L E D
                                                         99 OCT-6 AM 10:57
                                                         SECRETARY OF STATE
                                                         TALLASSEE, FLORIDA

                      Restated Articles of Incorporation
                       ---------------------------------
                      Winmax Trading Group, Inc. (WNMX)

Pursuant to the provisions of the General Corporation Law of the State of Florida the undersigned directors adopt the following Articles of Amendment to its Articles of Incorporation:

THE UNDERSIGNED, being the sole directors of Winmax Trading Group, Inc., do hereby amend its Articles of Incorporation effective September 30th, 1999, as follows:

ARTICLE ONE:
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The name of the corporation is Winmax Trading Group, Inc.

ARTICLE TWO:
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The number of shares the corporation is authorized to issue is 50,000,000 of
Common stock, at $.001 per share per value described as follows, and 1,000,000 of Preferred Stock at $1.00 per share par value.:

CLASSES AND NUMBER OF SHARES.   The total number of shares of all classes of
stock, which the corporation shall have authority to issue is 51,000,000 shares, consisting of 50,000,000 of Common Stock par value of $.001 per share (the Common Stock") and 1,000,000 shares of Preferred Stock, par value of $1.00 per shares (the Preferred Stock").

POWERS AND RIGHTS OF COMMON STOCK

VOTING RIGHTS AND POWERS. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

DIVIDENDS AND DISTRIBUTIONS.

(i)    CASH DIVIDENDS.   Subject to the rights of holders of Preferred Stock,
holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(ii)    OTHER DIVIDENDS AND DISTRIBUTIONS.   The Board of Directors may issue
shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.

(iii)   OTHER RIGHTS.   Except as otherwise required by the Florida Revised
Statutes and as may otherwise be provided in theses Amended Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

PREFERRED STOCK.     The powers, preferences, rights, qualifications, terms,
limitations and restrictions pertaining to the Preferred Stock, or any Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Amended Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the ease of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants, and other rights convertible into Common Stock or Preferred Stock (collectively "securities"). The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirements that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued. The Board of directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock..

CUMULATIVE VOTING.    Except as otherwise required by the applicable law,
there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

DENY PREEMPTIVE RIGHTS.    No holder of any of the shares of any class of the
corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire and shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether new or hereafter authorized, or created, may be issued or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

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

ARTICLE THREE:
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PURPOSE AND BUSINESS

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Statutes of the State of Florida, including but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and object for which this Corporation is organized;

(b) the Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

(c) the Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation.

(d) the Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Florida, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meeting of shareholders;

(e) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(f) The Corporation shall have the power to adopt and use a common seal or stamp, or not to use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(g) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured , for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(h) The Corporation shall have the power to guarantee, purchase, hold, sell, assigns, transfer, mortgage, pledge or otherwise dispose of the Shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations of the State of Florida, or any other state or government and, while the owner of such stock, bonds, securities or evidence of

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

indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(i) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund;

(j) The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Florida and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign country;

(k) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its amended articles of incorporation, or any further amendments thereof

(l) The corporation shall have the power to enter into general or limited partnerships, joint ventures, syndicates, pools, associations, and other arrangements for carrying on of one or more of the purposes set forth in its Amended Articles of Incorporation, jointly or in common with others;

(m) The Corporation shall have the power to carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, services, maintain, alter, buy, sell, import, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, grant and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell or otherwise dispose of, erect, construct, make alter, enlarge, improve, and to aid or subscribe the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the Corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business;

The Corporation shall have the power to engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey,

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

exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle and deal in and dispose of as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, chooses in action, notes, bonds, mortgages, and securities as may lawfully be required, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

The Corporation shall have the power to apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, in any state or subdivision thereof, or of any foreign country or subdivisions thereof, and all rights connected therewith or appertaining thereunto;

Franchises licenses, grants and concessions.

(iv) The Corporation shall have the power to purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THREE, includes, without limitation of the generality thereof, any share of stock, bonds, debentures, notes, mortgages, or other obligations, arm any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interest therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner, and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(n) The Corporation shall have the power to make, enter into, perform, and carry out contracts of every kind and description with any person, film, association, corporation, or government or subdivision thereof;

(o) The Corporation shall have the power to acquire, by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Florida, to pay for the

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

same in cash, property or its own or other securities, to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms associations, or corporations, and to conduct the whole or any part of any business thus acquired;

(p) The corporation shall have the power to lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of directors of the corporation may determine;

(p) The Corporation shall have the power to endorse or guarantee the payment of principal, interest, or dividends, upon and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or subdivisions thereof, or of any other combination organization, or entity whatsoever.

(q) the Corporation shall have the power to borrow money for any of the purposes of the corporation from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Florida and by these Amendment of Articles on Incorporation as the Board of Directors of the corporation may determine, and to secure such securities by mortgage upon, of the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business, and goodwill of the corporation, then owned or thereafter acquired;

(r) The corporation shall have the power to purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in, its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

(s) The Corporation shall have the power to organize or cause to be organized under the laws of the State of Florida, or of any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony, or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or

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

corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated;

(t) The Corporation shall have the power to conduct its business in any and all of its branches and maintain offices both within and without the State of Florida, in any and all states of the United States of America, in the District of Columbia, in any and all territories, dependencies, colonies, or possessions of the United States of America, or of any foreign countries; and

(u) The Corporation shall have the power to such extent as a corporation organized under the laws of the State of Florida may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the State of Florida or under any act amendatory thereof, supplemental thereto, or substituted therefore.

The forgoing provisions of this Article THREE shall be construed both as purposes and powers and each as an independent purpose and power. The forgoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THREE, be in no wise limited or restricted by reference to, or reference from, the term of any provision of this or any other Articles of these amended Articles of Incorporation, provided, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.


ARTICLE FOUR:
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The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

Board of Directors. The name and address of the directors of the corporations are:

Ralph D. Pistor    1556 S Ocean Lane, #203
                   Fort Lauderdale, FL 33316

Igor Klaehre       333 Sunset Dr., #303
                   Fort Lauderdale, FL 33301

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ARTICLE FIVE:
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Term of Existence.
The corporation shall have perpetual existence.


ARTICLE SIX:
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Indemnification of Officers and Directors.
The corporation shall, to the fullest extent permitted by the laws of the State of Florida, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, possibilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other laws to which those indemnified may be entitled under any Bylaw, agreement, record of stockholders or disinterested directors or otherwise, both as to action in his official capacity and a to action in another capacity while holding such office, and shall continue as a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

No director of this Corporation shall have personal liability to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The forgoing provision shall not eliminate or limit any liability of a director (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable laws of the State of Florida, (iv) the payment of dividends in violation of the laws of the State of Florida or, (v) for any transaction from which the director derived an improper personal profit. Any repeal or modification of the Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any hesitation on the personal liability of a director or officer of the Corporation prior acts or omissions prior to such repeal or modification.

ARTICLE SEVEN:
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Other Amendments.
The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein are granted subject to this reservation.

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I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on September 30, 1999 and that the number of votes cast was sufficient for approval.


IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this September 30th, 1999.



               /s/ Ralph D. Pistor
                ________________________________________
                Ralph D. Pistor, President and director



                 /s/ Igor Klaehre
                 ________________________________________
                  Igor Klaehre, Vice President and director






The foregoing instrument was acknowledged before me on September 30, 1999 by Ralph Pistor and Igor Klaehre who are personally known to me.




                    _____________________________________
                        Notary Public

                    My commission expires: